UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2019

Wall Street Acquisitions, Corporation.

(Exact name of registrant as specified in its charter)

                                 Delaware                                  000-55755                              30-0965482

                             (State or other jurisdiction          (Commission                          (IRS Employer

                             of incorporation)                         File Number)                           Identification No.)

4440 S. Piedras Drive, #136 San Antonio, TX 78228	11747
(Address of principal executive offices)	(Zip Code)

                                                                             (973) 277 4239

                                                        (Registrant’s telephone number, including area code)

                                                                                         N/A

                                                     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section l 2(b) of the Act:

N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 §240.12b-2 of this chapter).

                                                                                                        Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01Completion of Acquisition or Disposition of Assets

On September 17, 2019 WSAC pursuant to certain Share Purchase and Merger Agreement, (the “Purchase and Merger Agreement”), acquired all the issued and outstanding shares of WSA Gold & Minerals, Inc., a Texas corporation (“WSA Gold”) and owner of certain mining properties, in a stock-for-stock exchange transaction and effected a merger with the Company, pursuant to which the Company is the surviving entity. Under the Purchase and Merger Agreement, WSAC shall issue Jimmy Ramirez 113,333,333 in exchange for 200,000 shares of WSA common stock and shall issue to Franklin Ogele 20,000,000 shares of common stock. This will result in 85% or 113,333,333 shares held by Jimmy Ramirez and 15% or 20,000,000 shares held by Franklin Ogele for a total of 133,333,333 issued and outstanding shares.

Item 3.02 Unregistered Sales of Securities

On September 06, 2019 Franklin Ogele, acquired at $0.0001 par value, 1,000,000 shares of common stock of the Company from Chima E. Chima. As a result of the transaction, Franklin Ogele became the holder of all the issued and outstanding 20,000,000 shares of common stock of the Company.

On September 17, 2019 WSAC pursuant to certain Share Purchase and Merger Agreement, (the “Purchase and Merger Agreement”), acquired all the issued and outstanding shares of WSA Gold & Minerals, Inc., a Texas corporation (“WSA Gold”) and owner of certain mining properties, in a stock-for-stock exchange transaction and effected a merger with the Company, pursuant to which the Company is the surviving entity. Under the Purchase and Merger Agreement, WSAC shall issue Jimmy Ramirez 113,333,333 in exchange for 2000,000 shares of WSA common stock and shall issue to Franklin Ogele 20,000,000 shares of common stock. This will result in 85% or 113,333,333 shares held by Jimmy Ramirez and 15% or 20,000,000 shares held by Franklin Ogele for a total of 133,333,333 issued and outstanding shares.

Item 5.01Changes in Control of Registrant

As a result of the transaction, on September 17, 2019 Franklin Ogele stepped down as President/CEO and Member of the Board of Directors of the Company effective September 17, 2019. Chima E. Chima also stepped down as Vice President, Secretary and Member of the Board of Directors of the Company effective September 17, 2019. Mr. Jimmy Ramirez was elected Member of the Board of Directors and appointed as President and CEO of the Company. Franklin Ogele was elected Member of the Board of Directors and appointed as Vice President and Secretary of the Company.

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As a result of the Changes in Control described in Item 5.01 above, on September 17, 2019 Franklin Ogele stepped down as President/CEO and Member of the Board of Directors of the Company. Chima E. Chima also stepped down as Vice President, Secretary and Member of the Board of Directors of the Company. Mr. Jimmy Ramirez was elected Member of the Board of Directors and appointed as President and CEO of the Company. Franklin Ogele was elected Member of the Board of Directors and appointed as Vice President and Secretary of the Company. The Company currently does not pay any salaries or compensation to Jimmy Ramirez or Franklin Ogele.

Jimmy Ramirez

Mr. Ramirez is a businessman. During the past five (5) years, Mr. Ramirez has been President and CEO of Global Mortgage Banking, a broker of commercial and residential mortgages; President of Paralegals & Documents, Inc., a business providing paralegal and documentation services; President of Gateway Gold & Minerals, Inc.  the owner of the mining properties which was acquired by the Company in 2019; President of Trans-Capital Resources, Ltd., a Belize company that is developing a crypto-currency platform and The Class Ring Company, Inc. which provides high schools with class rings, caps and gowns, announcements and recognition products.

Franklin Ogele, Esq.

Franklin Ogele, Esq. is our Vice President, General Counsel and Chief Financial Officer.  Franklin Ogele is an attorney and businessman. During the past five (5) years, Mr. Ogele has practiced law with Franklin Ogele, P.A. a securities law firm. Additionally, during and since the past five (5) years, Mr. Ogele has served as President of Phoenix Realty, Inc. and Summit Terminal LLC, both real estate companies and BlackBook Capital Inc., a former FINRA member firm. Franklin is admitted to practice law in New York & New Jersey and the US Southern District Court of New York & New Jersey Federal Court. Mr. Ogele also currently serves director and officer of the following companies: Safety First Healthcare Corp, New Africa Petroleum and Emerging Opportunities Corp.

Item 8.01	Other Events.

On April 27, 2020 the Company filed an amended Certificate of Incorporation with the State of Delaware increasing its authorized shares of common stock to 600,000,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wall Street Acquisitions, Corp

           Registrant

Date: November 18, 2020

 /s/ Jimmy Ramirez

 _____________________________

       Jimmy Ramirez

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